Exhibit 99.1

                                                                        CONTACT:
                                                              James C. Rowan Jr.
                                                          Office: (860) 722-5180

FOR IMMEDIATE RELEASE

                 HSB GROUP, INC. REPORTS GAINS IN FIRST QUARTER

HARTFORD, Conn., April 21, 1998 -- HSB Group, Inc. (NYSE-HSB), today reported that first quarter net income per share on a fully diluted basis, before gains from sales of the company's interests in Industrial Risk Insurers and Radian International LLC, was 89 cents. This represents an increase of 14.1 percent, compared to 78 cents per share in the first quarter of 1997. Including the gains from the sales, net income per share on a fully diluted basis for the quarter was $3.26.

HSB Group's gross earned insurance premiums grew 16.7 percent. The expense ratio declined to 45.1 percent from 47.9 percent for the first quarter of 1997. The combined ratio -- the sum of losses and expenses as a percentage of insurance revenue -- was 89 percent compared to 90 percent last year.

"In our insurance business, the impact of the January ice storm-related losses in Canada was partially offset by excellent results in our domestic business," said Gordon W. Kreh, President and Chief Executive Officer.

HSB's Engineering Services net revenues increased 19.9 percent over the first quarter of 1997. The margin improved to 8.4 percent.




Income from investment operations was $18.4 million compared to $8.5 million in the first quarter of 1997. The increase reflects good performance in the portfolio and additional investable funds resulting from the Industrial Risk Insurers and Radian sales and issuance during 1997 of Capital Securities, which bear a carrying cost of approximately $7 million per quarter. Realized gains of 9 cents per share (as compared to 2 cents in 1997) were primarily the result of calls on fixed income investments.

HSB Group, Inc. is a global provider of insurance products and engineering management consulting services. HSB is the parent company of The Hartford Steam Boiler Inspection and Insurance Company, founded in 1866 and the largest provider of equipment breakdown insurance in the world.








Summary of Operations
In millions, except per share amounts

                                                                           Quarter
                                                                        Ended March 31     Percent
                                                                       1998    1997**      Change
                                                                     ------    ------


Gross earned premium..........................................      $ 181.7     $ 155.7     16.7%
Reinsurance...................................................         80.2        33.4
                                                                    -------     -------
   Net earned premium.........................................      $ 101.5     $ 122.3
Claims and adjustment expenses................................         44.6        51.5
Policy acquisition expenses...................................         12.6        23.5
Underwriting and inspection expenses..........................         33.5        35.3
                                                                    -------     -------
   Insurance operating gain...................................      $  10.8     $  12.0
                                                                    -------     -------
     Loss ratio...............................................         43.9%       42.1%
     Expense ratio*...........................................         45.1%       47.9%
     Combined ratio*..........................................         89.0%       90.0%
Engineering services revenues.................................      $  17.6     $  14.7     19.9%
Engineering services expenses.................................         16.1        13.6
                                                                    -------     -------
   Engineering services operating gain........................      $   1.5     $   1.1
                                                                    -------     -------
     Engineering services operating margin....................          8.4%        7.1%
Investment income, net of related interest expense............      $  15.2     $   8.0     90.0%
Realized investment gains.....................................          3.2         0.5
                                                                    -------     -------
   Income from investment operations..........................      $  18.4     $   8.5
Interest expense..............................................          0.1         0.2
Gain on sale of IRI...........................................         39.0         -
Income from continuing operations before income taxes and
 distributions on capital securities                                $  69.6     $  21.4
Income taxes..................................................         22.5         5.5
Distribution on capital securities of subsidiary trusts,
 net of tax................                                             4.5          -
                                                                    -------     --------
Income from continuing operations.............................      $  42.6     $  15.9
Discontinued operations:
After tax gain on disposal of Radian International LLC, net of
 deferred loss of $6.6 million                                         30.3         -
                                                                    -------     --------
Net income....................................................      $  72.9     $  15.9
                                                                    =======     =======

Earnings per share-assuming dilution:
   Income from continuing operations..........................      $   1.96*** $   0.78   151.3%
   Net income.................................................      $   3.26    $   0.78   317.9%
Dividends declared per common share...........................      $   0.60    $   0.57
Average common shares outstanding and common stock equivalents         23.4        20.5


   *     1998 and 1997 exclude goodwill amortization related to EIG
 **      Restated for the effects of discontinued operations.
*** Includes $1.07 earnings per share - assuming dilution for gain on sale of IRI.

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                                          -4-

Summary of Financial Position
In millions, except per share amounts

                                                                                                  Percent
                                                             March 31, 1998  December 31, 1997    Change
                                                             --------------  -----------------
Assets
   Cash and short-term investments........................     $   167.7        $   424.5
   Fixed maturities, at fair value........................         538.5            248.4
   Equity securities, at fair value.......................         441.1            323.8
                                                               ---------        ---------
      Cash and invested assets............................       1,147.3            996.7
   Insurance premiums receivable..........................         192.7            138.0
   Engineering services receivable........................          14.4             12.2
   Fixed assets...........................................          37.5             36.4
   Investment in Radian...................................           -               83.4
   Reinsurance assets.....................................         307.1            124.5
   Other assets...........................................         172.5            149.0
                                                               ---------        ---------
      Total assets........................................     $ 1,871.5        $ 1,540.2          21.5%
                                                               =========        =========
Liabilities
   Unearned premiums......................................     $   467.6        $   290.3
   Claims and adjustment expenses.........................         296.7            276.7
   Total borrowings.......................................          26.0             67.5
   Other liabilities......................................         261.0            151.5
                                                               ---------        ---------
      Total liabilities...................................       1,051.3            786.0
Company obligated mandatorily redeemable capital
   securities of subsidiary Trust I holding solely
   junior subordinated deferrable interest
   debentures of the Company, net of unamortized discount.         108.9            108.9
Company obligated mandatorily redeemable capital
   securities of subsidiary Trust II holding solely
   junior subordinated deferrable interest
   debentures of the Company..............................         300.0            300.0
Shareholders' equity......................................         411.3            345.3
                                                               ---------        ---------
   Total..................................................     $ 1,871.5        $ 1,540.2
                                                               =========        =========
Shareholders' equity per common share.....................     $    21.18       $    17.63         20.1%
Based on common shares outstanding of.....................          19.4             19.6
Proforma  shareholders'  equity per common share
 assuming conversion of Trust II capital securities
 and net exercise of in the money HSB stock options.......     $    30.38       $    27.69
Based on pro forma common shares outstanding..............          23.4             23.3

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